EXHIBIT 99.1

MCG Capital Corporation PRESS RELEASE 1100 Wilson Boulevard
Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com	Contact: Sherry L. Dopp (703) 247-7502 SDopp@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Declares First Quarter Dividend of $0.42 Per Share

ARLINGTON, VA – March 25, 2004 – MCG Capital Corporation (Nasdaq: MCGC) today announced that it has declared a dividend of $0.42 per share for the first quarter of 2004. The actual tax characteristics of this dividend will be reported to each shareholder on a Form 1099.

The dividend is payable as follows:

                Record date: April 6, 2004

                Payable date: April 29, 2004

About MCG Capital Corporation

MCG Capital Corporation (Nasdaq: MCGC) is a solutions-focused financial services company providing financing and advisory services to a variety of companies throughout the United States with a focus on growth-oriented companies. Currently, our portfolio consists primarily of companies in the communications, information services, media and technology industry sectors. The company’s investment objective is to achieve current income and capital gains. MCG is an internally managed business development company under the Investment Company Act of 1940. Since its inception, MCG has originated an aggregate of over $2 billion in investments in over 200 transactions.

Forward-looking Statements:

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. We undertake no obligation to update such statements to reflect subsequent events.